Exhibit 3.95

ARTICLES OF CONVERSION

OF

ENLIGHTEN IT CONSULTING INC.

A MARYLAND CORPORATION

INTO

ENLIGHTEN IT CONSULTING LLC

A MARYLAND LIMITED LIABILITY COMPANY

(Pursuant to the Section 3-901 et seq. of the Maryland General Corporation Code)

The undersigned corporation DOES HEREBY CERTIFY THAT:

1.    The name of the Maryland corporation is Enlighten IT Consulting Inc.

2.    The date of the filing of the original articles of incorporation with the Maryland State Department of Assessments and Taxation is November 5, 2007.

3.    The name of the Maryland limited liability company to which the Maryland corporation will be converted is Enlighten IT Consulting LLC and the place of organization is Maryland.

4.    The principal office of the Enlighten IT Consulting LLC, the Maryland limited liability company, in Maryland is 991 Corporate Blvd, Suite 300, Linthicum Heights, MD 21090.

5.    The name and address of the registered agent of Enlighten IT Consulting LLC, the Maryland limited liability company, in the State of Maryland are Shawn D. Justice and 991 Corporate Blvd, Suite 300, Linthicum Heights, MD 21090.

6.    The conversion referred to in these Articles of Conversion has been approved by the board of directors and the sole stockholder of Enlighten IT Consulting Inc., the Maryland corporation, in accordance with the provisions of Subtitle 9 of the Maryland General Corporation Law.

7.    Upon the effective time specified in Paragraph 8 below, the sole stockholder’s one hundred percent (100%) ownership of the issued and outstanding common stock of Enlighten IT Consulting Inc, the Maryland corporation, immediately prior to the effective time shall automatically convert into a one hundred percent (100%) ownership of the membership interest in Enlighten IT Consulting LLC, the Maryland limited liability company.

8.    The effective date of these Articles of Conversion shall be the date filed with the Maryland Department of Assessments & Taxation.

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ARTICLES OF ORGANIZATION

OF

ENLIGHTEN IT CONSULTING LLC

Pursuant to a Certificate of Conversion, filed simultaneously herewith, whereby Enlighten IT Consulting Inc., a Maryland corporation, is converting to a Maryland limited liability company to be known as Enlighten IT Consulting LLC, the undersigned being duly authorized to execute and file these Articles of Organization for record with the Maryland State Department of Assessments and Taxation, hereby certifies that the following are adopted as the Articles of Organization of Enlighten IT Consulting LLC.

ARTICLE I

The name of the Maryland limited liability company (hereinafter referred to as the “Company”) is Enlighten IT Consulting LLC.

ARTICLE II

The purpose for which the Company is formed is to engage in any lawful business permitted by the Maryland Limited Liability Company Act, as amended from time to time.

ARTICLE III

The address of the principal office of the Company in the State of Maryland is 991 Corporate Blvd, Suite 300, Linthicum Heights, MD 21090.

ARTICLE IV

The name and address of the initial registered agent of the Company in the State of Maryland Shawn D. Justice, 991 Corporate Blvd, Suite 300, Linthicum Heights, MD 21090.

Dated as of the 20th day of December, 2016

By:
Ashley Thurman
Organizer
Bass, Berry & Sims PLC 150Third Ave South, Ste. 2800
Nashville, TN 37206

I, Shawn D. Justice, do hereby consent to act as resident agent in Maryland for Enlighten IT Consulting LLC.

By:
Shawn D. Justice
Resident Agent 991 Corporate Blvd, Ste. 300
Linthicum Heights, MD 21090

21028671.1